SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   -------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                                   May 3, 1999

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                             THERMOTREX CORPORATION
             (Exact name of Registrant as specified in its charter)


Delaware                        1-10791                   52-1711436
(State or other               (Commission              (I.R.S. Employer
jurisdiction of               File Number)             Identification Number)
incorporation or
organization)


10455 Pacific Center Court
San Diego, California                                         92121
 (Address of principal executive offices)                   (Zip Code)


                                 (619) 646-5300
                         (Registrant's telephone number
                              including area code)

     This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-looking Statements" in Exhibit 13 to ThermoTrex Corporation's Annual Report on Form 10-K for the year ended October 3, 1998, as amended. These include risks and uncertainties relating to: development and commercialization of products under development, market
acceptance,   difficulty  in  retaining   qualified   management  and
personnel, dependence on capital spending policies, government contracts, decreases in military weapons spending, compliance with government regulations, the need for regulatory approvals, healthcare reform and uncertainty of patient reimbursement, intense competition, dependence on patents and proprietary rights, dependence on significant relationships, potential product liability, risks associated with acquisition strategy, and the potential impact of the year 2000 on processing date-sensitive information.

Item 5.     Other Events

      On May 3, 1999, the Registrant issued a press release announcing that its majority-owned subsidiary Trex Medical Corporation ("Trex Medical") will record pretax restructuring and other charges totaling approximately $11 million. Approximately $6 million to $7 million will be recorded in Trex Medical's third fiscal quarter, which ends July 3, 1999, with the remainder recorded as costs are incurred over the next several quarters. The majority of the charges will be incurred as a result of Trex Medical's decision to close two of its four domestic manufacturing facilities after relocating these operations, and, to a lesser extent, as a result of actions to reduce costs in other operations. This process will result in a staff reduction of approximately 15 percent. Trex Medical estimates that these actions will result in fiscal 2000 operating savings of approximately $4 million to $5 million.

      Trex Medical's Bennett facility in Copiague, New York, and its Continental facility in Broadview, Illinois, will be closed. Sales and marketing offices for Bennett and Continental will remain in these communities. Manufacturing and product development of Trex Medical's mammography systems will now be concentrated at Trex Medical's Danbury, Connecticut, site. All manufacturing and product development of general-purpose and other specialized X-ray systems will now be conducted at Trex Medical's Littleton, Massachusetts, facility. Trex Medical will continue to manufacture its complete product line and market its systems under its four existing product line names: Lorad, Bennett, Continental, and XRE. Distribution channels will be maintained as before.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a) Financial Statements of Business Acquired: not applicable.

      (b)   Pro Forma Financial Information: not applicable.

      (c)   Exhibits: not applicable.

                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 6th day of May, 1999.



                                        THERMOTREX CORPORATION


                                        By:  /s/ Theo Melas-Kyriazi
                                             Theo Melas-Kyriazi
                                             Chief Financial Officer